Exhibit 1.01

Fluidigm Corporation

Conflict Minerals Report

For The Year Ended December 31, 2015

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning Fluidigm’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that Fluidigm files with the United States Securities and Exchange Commission, including Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether Fluidigm realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, Fluidigm disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for Fluidigm Corporation (“Fluidigm” or “we” or “our”) covers the reporting period from January 1, 2015 to December 31, 2015 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://investors.fluidigm.com/sec.cfm. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the minerals specified in Rule 13p-1 and their derivatives, limited to tungsten, tantalum, tin, and gold (referred to as the “3TG minerals”), used in their products benefitted, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG minerals contained in components used in our products.

Fluidigm Background and Covered Products

We create, manufacture, and market innovative technologies and life-science tools focused on the exploration and analysis of single cells, as well as the industrial application of genomics, based upon our core microfluidics and mass cytometry technologies. We sell instruments and consumables, including integrated fluidic circuits (“IFCs”), assays, and reagents. Our customers include those both in research and applied markets. Research customers are predominantly academic institutions, while our applied customers include clinical laboratories, biopharmaceutical, agricultural biotechnology (Ag-Bio) companies, and contract research organizations (CRO’s). Our microfluidic systems and instrumentation for commercial sale, as well as for internal research and development purposes, are manufactured at our facility in Singapore. Our proteomics analytical instruments for commercial sale, as well as for internal research and development purposes, are manufactured at our facility in Canada. We also manufacture IFCs for research and development, assays, and reagents at our facilities in South San Francisco, California.

We have determined that one or more of the 3TG minerals may be necessary to the functionality or production of certain products we manufactured, or contracted to manufacture, as applicable, during 2015, including our C1, Juno, Callisto, Polaris and Access Array, Biomark HD, EP1, and CyTOF 2 systems. As a result, all of our marketed systems and IFCs are considered “covered products” for purposes of this Report.

Our supply chain with respect to the covered products is complex, and there are many third parties in the supply chain between the original source of the 3TG minerals and the manufacture of the covered products. We do not purchase raw ore or unrefined 3TG minerals directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our products.

Fluidigm Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG minerals may be necessary to the functionality or production of our systems and IFCs and that such 3TG minerals are incorporated into our products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG minerals incorporated into our products originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template (the “CFSI Template”) prepared by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative, to suppliers of components for our products that are considered necessary to the functionality or production of our products and for which any 3TG minerals or their derivatives may be included (“first tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

Fluidigm’s Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether any of the 3TG minerals are incorporated into our products; whether any such 3TG minerals incorporated into our products were necessary for the functionality and/or production of our products; the source and chain of custody of the 3TG minerals necessary for the functionality and/or production of our products; and whether any such 3TG minerals originated in the Covered Countries. In the event that 3TG minerals from the Covered Countries which benefit armed groups are found in our supply chain, we will take appropriate actions in a timely manner to resolve the situation.

Due diligence measures that we implemented included, but were not limited, to the following:

1.	Establishment of Internal Management Systems

a.	Conflict Minerals Policy. In 2013, we adopted a written policy relating to the use of conflict minerals in our supply chain. We have communicated this written policy to each of our first tier suppliers. A copy of Fluidigm’s Conflict Minerals Policy is publicly available at http://files.shareholder.com/downloads/ABEA-5TB8PR/3172172539x0x735398/D7B54E37-F6AD-42DE-8862-A25472E9189F/Fluidigm_Conflict_Minerals_Policy.pdf.

b.	Internal Management to Support Supply Chain Due Diligence. Fluidigm’s legal department has been charged with the management of our conflict minerals program, working in collaboration with members from our operations team in Singapore, Canada, and the United States.

c.	Controls and Transparency. As described above, we undertook a RCOI with respect to conflict minerals in our supply chain by providing the CFSI Template to each of our first tier suppliers to gather information about their use of 3TG minerals, the smelters and refiners in their supply chain that are included in our products, and the countries of origin for 3TG minerals used in our products. We reviewed all responses for completeness, reasonableness, and consistency. We followed up for corrections and clarifications as we determined appropriate.

d.	Supplier Engagement. We continue to engage actively with our first tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts. In particular, as part of our supplier qualification process, we now require conflict minerals information from each new supplier of potentially applicable products.

e.	Grievance Mechanism. Our code of conduct includes procedures for reporting violations of our policies, including our Conflict Minerals Policy. We provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our first tier suppliers and relied on them to provide the necessary information about the use of 3TG minerals in the products we purchase and incorporate into the manufacture of our systems and IFCs, and the source of such 3TG minerals. Similarly, our first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG minerals included in our products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We have developed a formal risk management plan through which our conflict minerals program is managed and monitored. As part of this risk management plan, where applicable, we will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the CFSI Template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program (“CFSP”) by encouraging our suppliers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free by the CFSP.

5.	Reporting on Supply Chain Due Diligence

In 2016, we publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investors.fluidigm.com/sec.cfm. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate 3TG minerals necessary to the functionality or production of such products.

Smelters and Refiners in Fluidigm’s Supply Chain

We adopted CFSI’s industry approach to trace back the origin of 3TG minerals by identifying smelters, refineries, or recyclers and scrap supplier sources. We have leveraged industry initiatives such as the CFSP, which is a voluntary initiative in which an independent third party audits smelters and refineries to determine if all of the minerals processed by the smelter or refiner originated from conflict free sources. Participation in the CFSP provides us with verified information about the sourcing activities of the smelters and refiners in our supply chain.

As discussed above, we submitted the CFSI Template to our first tier suppliers. Most of the responses received from our first tier suppliers provided information at company/division levels, rather than specific product/part number levels. As a result, we were unable to determine whether or to what extent any of the 3TG minerals reported as used by these first tier suppliers were contained specifically in components supplied to us. We also were unable to validate whether the smelters or refiners reported by such first tier suppliers are actually in our supply chain. Accordingly, based on information that was provided by our first tier suppliers or that was otherwise obtained through our due diligence process, we are unable to determine and describe all facilities used to process the 3TG minerals contained in our covered products.

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG minerals contained in the covered products included the smelters and refiners listed in Annex A attached hereto. This table includes only facilities that are listed in the CFSI Smelter Reference List as of May 26, 2016. An indication of “Compliant” in the far right column of the table indicates that the smelter or refinery has received a “conflict free” designation from an independent third party audit program or is presently undergoing a re-audit to maintain its “conflict free” designation. An indication of “In Process” in the far right column of the table indicates that the smelter or refinery has not yet received a “conflict free” designation, but is undergoing an audit process that will determine such status. An indication of “Unknown” in the far right column of the table indicates that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

Because the CFSI generally did not indicate individual countries of origin of the conflict minerals processed by smelters and refiners, we were not able to determine the countries of origin of the 3TG minerals processed by the listed smelters and refiners with greater specificity. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals contained in the covered products.

As reported earlier, we endeavored to determine the mine or location of origin of the 3TG minerals contained in the covered products by conducting a supply-chain survey with our first tier suppliers using the CFSI Template and through the information made available by the CFSI to its members.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Fluidigm. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our 3TG mineral status. These factors include, but are not limited to, gaps in supplier data; gaps in smelter data; errors or omissions by suppliers; errors or omissions by smelters; the definition of a smelter not being finalized at the end of the 2015 reporting period; all instances of 3TG minerals necessary to the functionality or manufacturing of our products not yet having been identified; gaps in supplier education and knowledge; timeliness of data; public information not discovered during a reasonable search; errors in public data; language barriers and translation; supplier and smelter unfamiliarity with the protocols for identifying and sourcing potential 3TG minerals; oversight or errors in conflict free smelter audits; Covered Countries sourced materials being declared secondary materials; companies going out of business in 2015; certification programs being not equally advanced for all industry segments and metals; and smuggling of 3TG minerals from the Covered Countries to other countries.

Future Steps

We have communicated our expectations to our first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the DRC or adjoining countries. We expect to continue to increase our engagement with our relevant suppliers over the next year to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG included in components and parts purchased by us and incorporated into our products.

Annex A

2015 Facility and Country List

Metal	Facility Name	Country	Compliance Status
Gold	Advanced Chemical Company	United States	In Process
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	In Process
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corp.	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	AURA-II	United States	Unknown
Gold	Aurubis AG	Germany	Compliant
Gold	Bangalore Refinery	India	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Métaux S.A.	Switzerland	In Process
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	In Process
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	In Process
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Elemetal Refining, LLC	United States	Compliant
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Faggi Enrico S.p.A.	Italy	In Process
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Unknown
Gold	Geib Refining Corporation	United States	In Process
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown

Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	Hwasung CJ Co., Ltd.	Korea, Republic of	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	In Process
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Metal Co., Ltd.	Korea, Republic of	Unknown
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	In Process
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	L’azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	In Process
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant

Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Morris and Watson	New Zealand	Unknown
Gold	Morris and Watson	Australia	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	In Process
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Précinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Remondis Argentia B.V.	Netherlands	Unknown
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SAAMP	France	Unknown
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Samduck Precious Metals	Korea, Republic of	In Process
Gold	SAMWON Metals Corp.	Korea, Republic of	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	In Process
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería S.A.	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sudan Gold Refinery	Sudan	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Tony Goetz NV	Belgium	Unknown
Gold	Torecom	Korea, Republic of	In Process
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	Germany	In Process
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	E.S.R. Electronics	United States	In Process
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	Germany	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant

Tantalum	KEMET Blue Powder	United States	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining & Smelting	Japan	Compliant
Tantalum	Molycorp Silmet A.S.	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	Plansee SE Liezen	Austria	Compliant
Tantalum	Plansee SE Reutte	Austria	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemicals	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide	China	Compliant
Tin	Alpha	United States	Compliant
Tin	An Thai Minerals Co., Ltd.	Viet Nam	In Process
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	In Process
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	In Process
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	In Process
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	In Process
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	In Process
Tin	Elmet S.L.U.	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Estanho de Rondônia S.A.	Brazil	Unknown

Tin	Feinhütte Halsbrücke GmbH	Germany	Unknown
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	In Process
Tin	Gejiu Jinye Mineral Company	China	In Process
Tin	Gejiu Kai Meng Industry and Trade LLC	China	In Process
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	In Process
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	In Process
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	In Process
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	Unknown
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	In Process
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	Phoenix Metal Ltd.	Rwanda	In Process
Tin	PT Alam Lestari Kencana	Indonesia	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Kudai Tin	Indonesia	Unknown
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT BilliTin Makmur Lestari	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant

Tin	PT Fang Di MulTindo	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Justindo	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	In Process
Tin	PT Kijang Jaya Mandiri	Indonesia	In Process
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	Unknown
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Seirama Tin Investment	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tirus Putra Mandiri	Indonesia	Unknown
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	In Process
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	In Process
Tin	Yunnan Tin Company Limited	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	ACL Metais Eireli	Brazil	In Process
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck GmbH	Germany	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	In Process
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	In Process
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	In Process
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	In Process
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	In Process
Tungsten	Kennametal Fallon	United States	In Process
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Moliren Ltd	Russian Federation	In Process
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	Pobedit, JSC	Russian Federation	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam	Unknown
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	In Process
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	In Process
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	In Process
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant